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                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Annual Report (Form 10-K) of UST Inc. of our report dated February 7, 2001, included in the 2000 Annual Report to stockholders of UST Inc.

     We also consent to the incorporation by reference in Post-Effective Amendment No. 4 to the Registration Statement (Form S-8 No. 2-72410) pertaining to the UST Inc. Employees' Savings Plan, the Registration Statement (Form S-8 No. 33-28137) pertaining to the 1982 Stock Option Plan, the Registration Statement (Form S-8 No. 333-36844) pertaining to the 1992 Stock Option Plan, the Registration Statement (Form S-8 No. 33-59229) pertaining to the Nonemployee Directors' Stock Option Plan, the Registration Statement (Form S-4 No. 333-85285) pertaining to the registration of senior notes due June 1, 2009, and the Registration Statement (Form S-4 No. 333-36908) pertaining to the registration of senior notes due March 15, 2005, of our report dated February 7, 2001, with respect to the consolidated financial statements of UST Inc. incorporated by reference in this Annual Report (Form 10-K) for the year ended December 31, 2000.

Stamford, Connecticut
March 9, 2001

                                          ERNST & YOUNG LLP